EXHIBIT 10.4
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                              DEFERRED COMPENSATION
                                    AGREEMENT


                                     Between


                          Landmark Federal Savings Bank


                                       and


                                 Larry Schugart


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                       DEFERRED COMPENSATION AGREEMENT OF

                          Landmark Federal Savings Bank

         This Agreement was made and entered into the 30th day of November, 1973 by and between Landmark Federal Savings Bank, formerly known as Landmark Federal Savings Association and successor in interest to Peoples Savings and Loan Association herein after referred to as the "Institution" or "Employer", and Larry Schugart, hereinafter referred to as the "Employee" and is hereby amended and restated this 24th day of June, 1998.

                                   WITNESSETH:

         WHEREAS, the Employee has been employed by the Institution and is currently employed in an executive capacity;

         WHEREAS, the Institution desires to retain the valuable services and business counsel of the Employee and to induce the Employee to remain in an executive capacity with the Institution;

         WHEREAS, the Employee is considered a highly compensated Employee or member of a select management group of the Institution;

         NOW, THEREFORE, the Institution promises to pay the benefits provided herein, subject to the terms and conditions of this Agreement, in consideration for the Employee's promise to remain in the continuous employment of the Institution until retirement. The parties hereto agree that the following shall constitute the terms of this Agreement.

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SECTION 1.        Definitions.

         For the purposes of this Agreement, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. The definitions below shall apply only to this Agreement and shall not be construed as applying to a qualified employee plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Beneficiary.

         Beneficiary   shall  mean  the  person  or  persons  the  Employee  has
designated in writing to the Institution, if none, the Employee's Spouse, Children, or Estate (in that order).

Deferred Compensation Benefit.

         Deferred Compensation Benefit shall mean the benefit provided to the Employee at his Retirement Age, provided he has satisfied the conditions and terms of this Agreement.

Estate.

         Estate shall mean the estate of the Employee.

Retirement Age.

         Retirement Age shall mean age sixty-five (65) or later if permitted by the Institutions Board of Directors.

Spouse.

         Spouse shall mean the person to whom the Employee is legally married at the time of the Employee's death.

SECTION 2.        Conditions.

         (a) Normal Employment. The payment of retirement benefits to the Employee under this Agreement are conditioned upon the continuous employment (including periods of disability and authorized leaves of absence as described by this Agreement) of the Employee to the Institution from date of execution of this Agreement until attaining Retirement Age or if applicable, the other payment provisions of Section 3.

         (b)  Noncompetition.  Unless  expressly  waived  by the  Subsection  in
Section 3 or Section 12 authorizing payment, the payment of benefits is further conditioned upon the Employee not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with the Institution, nor engaging in any activity involving substantial competition with the Institution during employment or after retirement, while receiving benefits under this Agreement without the prior written consent of the Institution. In the event of violation of these provisions, all future payments shall be canceled and discontinued.

SECTION 3.        Deferred Compensation.

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         (a) At retirement age, if the Employee is still in active service,  the
Institution shall commence payments as provided in this Subpart (a). Subject to the provisions and limitations of this Agreement, the Institution shall pay to the Employee a monthly benefit which shall commence the first day of the month following the Employee's date of retirement and shall be payable monthly thereafter until one hundred and twenty (120) payments have been made. The amount of such benefit will be determined as of the Employee's date of retirement as follows:

         Once the Employee reaches Retirement Age and has maintained continuous service with the Institution from the date of execution of this Agreement to the Retirement Age (including periods of disability and authorized leaves of absence as described in this Agreement), he shall receive compensation at the annualized rate of fourteen thousand, seven hundred dollars ($14,700) per year. This compensation to be paid on a monthly basis as set forth above.

         (b) Retirement Prior to Age 65. The Employee may retire after the age of fifty-five and receive a benefit reduced by a level actuarial method.

         (c) Involuntary  Termination After a Change of Control. If within three
(3) years of a Change of Control as defined in this Agreement, the Employee is terminated by action of the Employer for any reason other than willful misconduct or his base salary is reduced, or his principal responsibilities and duties are substantially reduced or changed, the Employee will immediately receive his full normal retirement benefit, without any other conditions being applicable, as if he had retired at normal retirement age that being fourteen thousand, seven hundred dollars ($14,700) per year normally paid in one hundred and twenty (120) monthly payments but to be paid in a lump sum payment under this Subsection with no other conditions being applicable. Such payment shall be only adjusted for the time value of money for the change to lump sum form under the terms of Section 9.

         If the Employee is terminated by action of the Employer for any reason other than willful misconduct after the three year period above, he shall receive his full benefit paid in the form as specified in 3(d) below.

         Change of Control for this Section 3 shall mean a change in the ownership of 25% or more of the voting stock of the Institution, measured on a cumulative basis from the date of execution of this amended and restated Agreement which shall be transferred by any means other than by will or intestate and acquired by one party or group of parties acting in concert. However, for the purposes of defining a Change of Control, stock transferred to a trust for the benefit of employees shall not be counted.

         (d) Voluntary Termination After a Change of Control. If there is a Change of Control as defined above and the Employee voluntarily terminates his employment for any reason other than willful misconduct, the Employee will immediately receive his full normal retirement benefit, with no other conditions being applicable, as if he had retired at normal retirement age that being payment of fourteen thousand, seven hundred dollars ($14,700) per year paid monthly for one hundred and twenty (120) months.

         (e) Acceleration of Payments. If there is a Change of Control as defined above and the Employee is already receiving benefits under the provisions of Section (a) or (b) above, the Employee will receive the balance of his payments immediately in a lump sum payment under this Subsection with no other conditions being applicable. Such payment shall be only adjusted for the time value of money for the change to lump sum form under the terms of Section 9.

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SECTION 4.                 Death Benefit.

         (a) In the event of the death of the Employee prior to retirement and the conditions of Section 2 of this Agreement being effective up to the time of death, the Beneficiary shall receive one hundred and twenty (120) monthly payments which will represent an annualized payment equal to ten thousand dollars ($10,000). Such payments shall be paid beginning no later than the latest of:

          (i)  January 1 of the year after the death of the Employee, or

          (ii) the first day of the third month after the death of the Employee.

         (b) In the event of the death of the Employee after retirement or after entitlement to payments under Section 3(c) or 3(d), the Beneficiary shall receive the balance of the payments to which the Employee would have been entitled had he survived. The payments shall be made in the same manner and form as provided for in Section 3.

         (c) Acceleration of Payments. If there is a Change of Control as defined above, all death benefits including those already being distributed shall be payable in a Lump Sum Payment. The Beneficiary will receive the payments due adjusted for the time value of money for the change to lump sum form under the terms of Section 9. Such Lump Sum Payment shall be paid beginning no later than the latest of:

          (i)  January 1 of the year after the death of the Employee, or

          (ii) the first day of the third month after the death of the Employee.

          (iii) January 1 of the year after the Change of Control

          (iv) the first day of the third month after the Change of Control

SECTION 5.                 Named Fiduciary.

         (a) Named Fiduciary. The Institution is hereby designated as the named fiduciary and Plan Administrator under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement and
Section 7 below.

         (b) Powers of Employer. In addition to any powers and authority conferred on the Institution elsewhere in this Agreement or by law, the Institution as Employer shall have the following powers and authority:

          (i) To designate agents to carry out responsibilities relating to this Agreement;

          (ii) To administer, interpret, construe and apply this Agreement and to answer all questions which may arise or which may be raised under this Agreement by the Employee, the Employee's Beneficiary or any other person whatsoever;


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          (iii)To  establish  rules  and  procedures  from  time to time for the
               conduct  of  its   business  and  for  the   administration   and
               effectuation of its responsibilities under the Agreement.

         Section 6.                 Claims Procedure.

         (a) Initial Denial. Any decision by the Institution denying a claim by the Employee or a Beneficiary for benefits under this Agreement shall be in writing and delivered or mailed to the Employee or Beneficiary. Such statement shall set forth the specific reasons for the denial. In addition, the Institution shall afford a reasonable opportunity to the Employee or Beneficiary for a full and fair review of the decision denying such claim.

         (b) Denial of Claim. A Claim for Benefits under the Plan shall be denied if the Plan Administrator determines that the Employee or Beneficiary (hereinafter called "Claimant") is not entitled to receive benefits under the Plan. Notice of a denial shall be furnished to the Claimant within a reasonable period of time after receipt of the Claim for Benefits by the Plan Administrator. The Plan Administrator shall provide within ninety (90) days to every Claimant who is denied a Claim for Benefits written notice setting forth, in a manner calculated to be understood by the Claimant, the following:

          (i)  The specific reason or reasons for the denial; and

          (ii) Specific reference to pertinent Plan provisions on which the denial is based; and

          (iii)A description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv) An explanation of the Plan's Claim Review Procedure as set forth below.

         The purpose of the Review Procedure is to provide a method by which a claimant may have a reasonable opportunity to appeal a denial of a Claim to the named fiduciary and Plan Administrator for a full and fair review. To accomplish that purpose, the Claimant or the Claimant's duly authorized representative:

          (i) May require a review upon written application to the named fiduciary;

          (ii) May review pertinent Plan documents; and

          (iii) May submit issues and comments in writing.

         A Claimant (or authorized representative) shall request a review by filing a written application for review with the named fiduciary and Plan Administrator at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of the claim.

         In addition to a request for payment of a claim which is payable, any person who will be a Claimant or believes he or she will be a Claimant may request from the Employer a statement of benefits to be paid in the future. Such statement shall comply with the requirements of Section 209(a) of ERISA for the purposes of this Section whether or not such statute would normally be applicable to this Plan. Such benefits may be conditioned upon future conditions. If there is a dispute between the Employer and

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a Claimant on such  benefits to be paid in the future,  either party may request the procedures of this Section and Section 21 to resolve the dispute over the future payment(s) even if no payment is currently available.

         (c) Review of Denied Claim. A decision on review of a denied claim shall be made in the following manner:

          (i) The decision on review shall be made by the named fiduciary or Plan Administrator, who may in its discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.

          (ii) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

SECTION 7.        Funding.

         The Employer's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Employer shall not be obligated under any circumstances to fund its obligations under this Agreement. The Employer may, however, at its sole and exclusive option, elect to fund this Agreement in whole or in part.

         This Plan is intended to be an unfunded plan within the meaning of the Employee Retirement Income Security Act of 1974 (ERISA). Accordingly, it is intended that the Plan be exempt from the requirements of Parts II, III, and IV of Title I of ERISA pursuant to ERISA Sections 201(2), 301(3), and 401(1).

SECTION 8.        Employee's Right to Assets.

         The rights of the Employee or his Beneficiaries shall be solely those of an unsecured general creditor of the Institution. The Employee or his Beneficiaries shall only have the right to receive from the Institution those payments as specified under this Agreement. The Employee agrees that neither he nor his Beneficiaries shall have any rights or interests whatsoever in any assets of the Institution. Any asset used or acquired by the Institution in connection with the liabilities the Institution has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any Trust for the benefit of the Employee or his Beneficiaries, nor shall it be considered security for the performance of the obligations of the Institution. It shall be, and remain, a general, unpledged, and unrestricted asset of the Institution.

SECTION 9.        Acceleration of Payment.

         The Institution may at its option, accelerate the payment of any benefits payable under this Agreement without the consent of the Employee or his Beneficiaries. In the event it is agreed to accelerate these payments, the present value of all future payments shall be paid to the Employee or his Beneficiaries. The then current Federal Reserve discount rate which is charged on loans to depository

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institutions  by the New York Federal  Reserve Bank shall be used in discounting any payments as determined by the Institution.

SECTION 10.       Leaves of Absence and Disability.

         (a) The Institution may, in its sole discretion, permit the Employee to take a leave of absence for a period not to exceed one year. During such leave, the Employee shall be considered to be in the continuous employment of the Institution for purposes of this Agreement.

         (b) For the purposes of this Agreement, disabled shall mean a physical or mental condition of the Employee resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Institution. The status of disability of the Employee shall be determined by an independent licensed physician chosen by the Institution. During such disability, the Employee shall be considered to be in the continuous employment of the Institution for the purposes of this Agreement.

SECTION 11.       Assignability.

         No    sale,    transfer,    alienation,    or    assignment,    pledge,
collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by the Institution.

SECTION 12.  Amendment.

         This Agreement can be amended by the mutual written agreement of both parties. The Institution shall have the power to terminate this Agreement completely by giving proper notice of not less than 60 days. However, upon termination of the Agreement, the Employee will be entitled to complete payment of benefits as required by this Agreement as if he had obtained Normal Retirement Age if, as of the day before the effective date of the termination of the Agreement, the Employee was in compliance with all other applicable conditions of this Agreement.

SECTION 13.  Enforcement.

         This Agreement shall be governed by the laws of the State of Kansas. This Agreement is solely between the Institution and the Employee. Furthermore, the Employee or his beneficiaries shall only have recourse against the Institution for enforcement of this Agreement. However, it shall be binding upon the Beneficiaries, heirs, executors, and administrators of the Employee, and upon any and all successors and assigns of the Institution.

SECTION 14.  Severability.

         In the event that any of the provision of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

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SECTION 15.  Payments to Beneficiaries.

         For the purposes of this Agreement, Beneficiaries shall mean the person or persons designated by the Employee in writing on forms furnished by the Institution. Such Employee may from time to time change the designated Beneficiaries by written notice to the Institution, and upon such change the rights of all previously designated Beneficiaries to receive any benefits under this Agreement shall cease. If, at the date of death of the Employee, no proper designated Beneficiary exists, then for the purpose of this Agreement, the legally recognized Spouse of the Employee living at his death, shall be the Beneficiary; if none, then the Children, natural and adopted, then living of the Employee; if none, then the Employee's Estate.

SECTION 16.  Incompetency.

         If the Institution shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs due to an illness or accident, or is a minor, payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act, the Uniform Transfer to Minors Act, or to any person deemed by the Institution to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Institution may determine. Any such payments made under this Section in good faith shall be a complete discharge of the liabilities of the Institution under this Agreement.

SECTION 17.  Right of Employment.

         Nothing contained in this Agreement shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue in the employment of the Institution in the Employee's present capacity, or in any other capacity. It is expressly understood by the parties hereto that this Agreement related exclusively to additional compensation for the Employee's services, which compensation is payable after the end of active employment service and is not intended to be an employment contract.

SECTION 18.  Scope of Agreement.

         Nothing contained in this Agreement shall be construed as limiting or restricting any benefit to the Employee, his designated Beneficiary, or their estates, under any pensions, profit-sharing, or similar retirement plan, or under any group life, or group health or accident, or other plan of the Institution, for the benefit of its employees generally or a group of them, now or here after in existence, nor shall any payment under this Agreement to any person entitled to such hereunder be deemed to constitute payment to such person in lieu of or in reduction of any benefit or payment under any such plan.




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SECTION 19.  Consultation.

         In the event that the Employee furnishes his services subsequent to his retirement of an advisory or consulting nature, the Employee shall be compensated in an amount mutually agreed upon by the parties prior to the rendering of such services. Payments under other Sections of this Agreement shall in no manner be construed as compensation for the services provided by the Employee of an advisory or consulting nature.

SECTION 20.  Regulatory Compliance.

         Notwithstanding any other provisions of this Agreement, no payment shall be paid by the Institution under this Agreement if such payment would be in violation of any order or regulation of the Institution's primary regulator or any secondary financial institution regulatory body having jurisdiction over the Institution.

SECTION 21.  Arbitration.

         Any controversy, dispute, or claim arising out of or in connection with or relating to this Plan will, after satisfying the requirements of Section 6, be submitted by the parties to binding arbitration in Dodge City, Kansas or the nearest major metropolitan city in accordance with the rules and procedures of the American Arbitration Association. If the parties can not independently agree upon an arbitrator, one shall be chosen under the process of the American
Arbitration Association. The prevailing party in such arbitration shall be entitled to an award of costs and expenses of the arbitration, including reasonable attorney's fees.

SECTION 22.  Limitation on Liability.

         No employee of the Institution or member of the Board of Directors for the Institution shall be subject to any liability with respect to his or her actions under this Agreement unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Institution shall indemnify each member of the Board of Directors, and any other employee of the Institution with duties under this Agreement who was or is a party or is threatened to be made a party, to any threatened, pending, or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his or her duties under the Agreement so long as such indemnification is not prohibited under the rules of the regulatory bodies having jurisdiction over the Institution.


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